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                                                                   EXHIBIT 10.21
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[LOGO    BANK OF AMERICA                                 BUSINESS LOAN AGREEMENT
APPEARS  NATIONAL TRUST AND SAVINGS ASSOCIATION
HERE]
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This Agreement dated as of September 30, 1997, is between Bank of America
National Trust and Savings Association (the "Bank") and E-Tek Dynamics, Inc.
(the "Borrower").

1.   FACILITY NO. 1: LINE OF CREDIT AMOUNT AND TERMS

1.1  LINE OF CREDIT AMOUNT.

(a) During the availability period described below, the Bank will provide a line of credit ("Facility No. 1") to the Borrower. The amount of the line of credit (the "Facility No. 1 Commitment") is Ten Million Dollars ($10,000,000).

(b) This is a revolving line of credit providing for cash advances and letters of credit. During the availability period, the Borrower may repay principal amounts and reborrow them.

(c) The Borrower agrees not to permit the outstanding principal balance of advances under the line of credit plus the outstanding amounts of any letters of credit, including amounts drawn on letters of credit and not yet reimbursed, to exceed the Facility No. 1 Commitment.

1.2 AVAILABILITY PERIOD. The line of credit is available between the date of this Agreement and September 30, 1998 (the "Facility No. 1 Expiration Date") unless the Borrower is in default.

1.3  INTEREST RATE.

(a) Unless the Borrower elects an optional interest rate as described below, the interest rate computed on the principal balance outstanding from time to time shall be the Bank's Reference Rate.

(b) The Reference Rate is the rate of interest publicly announced from time to time by the Bank in San Francisco, California, as its Reference Rate. The Reference Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Reference Rate.

1.4  REPAYMENT TERMS.

(a) The Borrower will pay interest on September 30, 1997, and then monthly thereafter until payment in full of any principal outstanding under this line of credit.

(b) The Borrower will repay in full all principal and any unpaid interest or other charges outstanding under this line of credit no later than the Facility No. 1 Expiration Date. Any interest period for any optional interest rate (as described below) shall expire no later than the Facility No. 1 Expiration Date.

1.5 OPTIONAL INTEREST RATES. Instead of the interest rate based on the Bank's Reference Rate, the Borrower may elect the optional interest rates listed below for this Facility No. 1 during interest periods agreed to by the Bank and the Borrower. The optional interest rates shall be subject to the terms and conditions described later in this Agreement. Any principal amount bearing interest at an optional rate under this Agreement is referred to as a "Portion." The following optional interest rates are available:

(a)  the LIBOR Rate plus 1.5 percentage points.

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1.6  LETTERS OF CREDIT. This line of credit may be used for financing commercial letters of credit with a maximum maturity of 120 days but not to extend more than 120 days beyond the Facility No. 1 Expiration Date. Each commercial letter of credit will require drafts payable at sight or up to 60 days after sight.

The Borrower agrees:

(a) any sum drawn under a letter of credit may, at the option of the Bank, be added to the principal amount outstanding under this Agreement. The amount will bear interest and be due as described elsewhere in this Agreement.

(b) if there is a default under this Agreement and the Borrower has failed to cure the same within the cure period, if any, applicable to such default, to immediately prepay and make the Bank whole for any outstanding letters of credit upon the written request of the Bank.

(c) the issuance of any letter of credit and any amendment to a letter of credit is subject to the Bank's written approval and must be in form and content satisfactory to the Bank and in favor of a beneficiary acceptable to the Bank.

(d) to sign the Bank's form Application and Agreement for Commercial Letter of Credit.

(e) to pay any issuance and/or other reasonable fees that the Bank notifies the Borrower will be charged for issuing and processing letters of credit for the Borrower.

(f) to allow the Bank to automatically charge its checking account for applicable fees, discounts, and other charges.

2.   FACILITY NO. 2: TERM LOAN AMOUNT AND TERMS

2.1 LOAN AMOUNT. The Bank agrees to provide a term loan ("Facility No. 2") to the Borrower in the amount of Three Million Dollars ($3,000,000) (the "Facility No. 2 Commitment").

2.2 AVAILABILITY PERIOD. The loan is available in one disbursement from the Bank between the date of this Agreement and September 30, 1997, unless the Borrower is in default.

2.3 INTEREST RATE. Unless the Borrower elects an optional interest rate as described below, the interest rate computed on the outstanding principal balance of the loan shall be the Bank's Reference Rate.

2.4  REPAYMENT TERMS.

(a) The Borrower will pay all accrued but unpaid interest on October 31, 1997, and then monthly thereafter and upon payment in full of the principal of the loan.

(b) The Borrower will repay principal in 36 successive monthly installments of Eight Thousand Three Hundred Thirty-Three and 33/100 Dollars ($8,333.33) starting October 31, 1997. On September 30, 2000, the Borrower will repay the remaining principal balance plus any interest then due.

(c) The Borrower may prepay the loan in full or in part at any time. The prepayment will be applied to the most remote payment of principal due under Paragraph 2.4(b) above.

2.5 OPTIONAL INTEREST RATES. Instead of the interest rate based on the Bank's Reference Rate, the Borrower may elect the optional interest rates listed below for this Facility No. 2 during interest periods agreed to by the Bank and the Borrower. The optional interest rates shall be subject to the terms and conditions described later in this Agreement. Any principal amount bearing interest at an optional rate under this Agreement is referred to as a "Portion." The following optional interest rates are available:

(a)  the LIBOR Rate plus 1.7 percentage points.

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3.   OPTIONAL INTEREST RATES

3.1 OPTIONAL RATES. Each optional interest rate is a rate per year. Interest will be paid as follows: for Facility No. 1, on the last day of each interest period, and, if the interest period is longer than one month, then on the last day of each month during the interest period; for Facility No. 2, on the last day of each interest period, and, if the interest period is longer than three months, then on the last day of each quarter during the interest period. At the end of any interest period, the interest rate will revert to the rate based on the Reference Rate, unless the Borrower has designated another optional interest rate for the Portion. No Portion will be converted to a different interest rate during the applicable interest period. Upon the occurrence of an event of default under this Agreement, the Bank may terminate the availability of optional interest rates for interest periods commencing after the default occurs.

3.2 LIBOR RATE. The election of LIBOR Rates shall be subject to the following terms and requirements:

(a) For Facility No. 1, the interest period during which the LIBOR Rate will be in effect will be one, two, or three months. For Facility No. 2, the interest period during which the LIBOR Rate will be in effect will be two, three or six months. The first day of the interest period must be a day other than a Saturday or a Sunday on which the Bank is open for business in California, New York and London and dealing in offshore dollars (a "LIBOR Banking Day"). The last day of the interest period and the actual number of days during the interest period will be determined by the Bank using the practices of the London inter-bank market.

(b) Each LIBOR Rate Portion will be for an amount not less than Five Hundred Thousand Dollars ($500,000).

(c) The "LIBOR Rate" means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)

          LIBOR Rate =   London Inter-Bank Offered Rate
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                           (1.00 - Reserve Percentage)

     Where,

     (i) "London Inter-Bank Offered Rate" means the interest rate at which the Bank's London Branch, London, Great Britain, would offer U.S. dollar deposits for the applicable interest period to other major banks in the London inter-bank market at approximately 11:00 a.m. London time two (2) London Banking Days before the commencement of the interest period. A "London Banking Day" is a day on which the Bank's London Branch is open for business and dealing in offshore dollars.

     (ii) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

(d) The Borrower shall irrevocably request a LIBOR Rate Portion no later than 12:00 noon San Francisco time on the LIBOR Banking Day preceding the day on which the London Inter-Bank Offered Rate will be set, as specified above.

(e) The Borrower may not elect a LIBOR Rate with respect to any principal amount which is scheduled to be repaid before the last day of the applicable interest period.

(f) Each prepayment of a LIBOR Rate Portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid and a prepayment fee as described below. A "prepayment" is a payment of an amount on a date earlier than the scheduled payment date for such amount as required by this Agreement. The prepayment fee shall be equal to the amount (if any) by which:

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     (i)  the additional interest which would have been payable during the interest period on the amount prepaid had it not been prepaid, exceeds

     (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by the Bank, for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such Portion (or the scheduled payment date for the amount prepaid, if earlier).

(g) The Bank will have no obligation to accept an election for a LIBOR Rate Portion if any of the following described events has occurred and is continuing:

     (i) Dollar deposits in the principal amount, and for periods equal to the interest period, of a LIBOR Rate Portion are not available in the London inter-bank market; or

     (ii) the LIBOR Rate does not accurately reflect the cost of a LIBOR Rate Portion.

4.   FEES AND EXPENSES

4.1 FEES. The Borrower agrees to pay a Thirty Thousand Dollar ($30,000) fee for Facility No. 1 and a Thirty Thousand Dollar ($30,000) fee for Facility No. 2. Both fees are due on or before the date of this Agreement.

4.2 EXPENSES. The Borrower agrees to immediately repay the Bank for reasonable expenses that include, but are not limited to, filing, recording and search fees, appraisal fees, title report fees and documentation fees.

4.3 REIMBURSEMENT COSTS. If there is a default under this Agreement and the Borrower has failed to cure the same within the cure period, if any, applicable to such default, the Borrower agrees to reimburse the Bank for the cost of periodic audits and appraisals of the personal property collateral securing this Agreement, at such intervals as the Bank may reasonably require after the occurrence of the default and the expiration of the cure period (if any). The audits and appraisals may be performed by employees of the Bank or by independent appraisers.

5.   COLLATERAL

5.1 PERSONAL PROPERTY. The Borrower's obligations to the Bank under this Agreement will be secured by personal property the Borrower now owns or will own in the future as listed below. The collateral is further defined in security agreement(s) executed by the Borrower.

(a)  Equipment.

(b)  Inventory.

(c)  Receivables.

6.   DISBURSEMENTS, PAYMENTS AND COSTS

6.1 REQUESTS FOR CREDIT. Each request for an extension of credit will be made in writing in a manner acceptable to the Bank, or by another means acceptable to the Bank.

6.2 DISBURSEMENTS AND PAYMENTS. Each disbursement by the Bank and each payment by the Borrower will be:

(a) made at the Bank's branch (or other location) selected by the Bank from time to time;

(b) made for the account of the Bank's branch selected by the Bank from time to time;

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(c)  made in immediately available funds, or such other type of funds selected by the Bank;

(d) evidenced by records kept by the Bank. In addition, the Bank may, at its discretion, require the Borrower to sign one or more promissory notes.

6.3  TELEPHONE AND TELEFAX AUTHORIZATION.

(a) The Bank may honor telephone or telefax instructions for advances or repayments or for the designation of optional interest rates and telefax requests for the issuance of letters of credit given by any one of the individuals authorized to sign loan agreements on behalf of the Borrower, or any other individual designated by any one of such authorized signers.

(b) Advances will be deposited in and repayments will be withdrawn from the Borrower's [account number] account number or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower.

(c) The Borrower indemnifies and excuses the Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions it reasonably believes are made by any individual authorized by the Borrower to give such instructions. This indemnity and excuse will not cover any such liability, loss, or costs directly resulting from, and exclusively attributable to, the Bank's gross negligence or wilFful misconduct and will survive this Agreement's termination.

6.4  DIRECT DEBIT (PRE-BILLING).

(a) The Borrower agrees that the Bank will debit the Borrower's deposit account number [account number] or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower (the "Designated Account") on the date each payment of principal and interest and any fees from the Borrower becomes due (the "Due Date"). If the Due Date is not a banking day, the Designated Account will be debited on the next banking day.

(b) Approximately 3 days prior to each Due Date, the Bank will mail to the Borrower a statement of the amounts that will be due on that Due Date (the "Billed Amount"). The calculation will be made on the assumption that no new extensions of credit or payments will be made between the date of the billing statement and the Due Date, and that there will be no changes in the applicable interest rate.

(c) The Bank will debit the Designated Account for the Billed Amount, regardless of the actual amount due on that date (the "Accrued Amount").

     If the Billed Amount debited to the Designated Account differs from the Accrued Amount, the discrepancy will be treated as follows:

     (i) If the Billed Amount is less than the Accrued Amount, the Billed Amount for the following Due Date will be increased by the amount of the discrepancy. The Borrower will not be in default by reason of any such discrepancy.

     (ii) If the Billed Amount is more than the Accrued Amount, the Billed Amount for the following Due Date will be decreased by the amount of the discrepancy.

     Regardless of any such discrepancy, interest will continue to accrue based on the actual amount of principal outstanding without compounding. The Bank will not pay the Borrower interest on any overpayment.

(d) The Borrower will maintain sufficient funds in the Designated Account to cover each debit. If there are insufficient funds in the Designated Account on the date the Bank enters any debit authorized by this Agreement, the debit will be reversed.

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6.5  BANKING DAYS. Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in California. All payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day. All payments received on a day which is not a banking day will be applied to the credit on the next banking day.

6.6 TAXES. If any payments to the Bank under this Agreement are made from outside the United States, the Borrower will not deduct any foreign taxes from any payments it makes to the Bank. If any such taxes are imposed on any payments made by the Borrower (including payments under this paragraph), the Borrower will pay the taxes and will also pay to the Bank, at the time interest is paid, any additional amount which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed. The Borrower will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the due date.

6.7 ADDITIONAL COSTS. The Borrower will pay the Bank, on demand, for the Bank's costs or losses arising from any statute or regulation, or any request or requirement of a regulatory agency which is applicable to all national banks or a class of all national banks. The costs and losses will be allocated to the loan in a manner determined by the Bank, using any reasonable method. The costs include the following:

(a)  any reserve or deposit requirements; and

(b) any capital requirements relating to the Bank's assets and commitments for credit.

6.8 INTEREST CALCULATION. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used. Installments of principal which are not paid when due under this Agreement shall continue to bear interest until paid.

6.9 DEFAULT RATE. Upon the occurrence and during the continuation of any default under this Agreement, principal amounts outstanding under this Agreement will at the option of the Bank bear interest at a rate which is 2.0 percentage point(s) higher than the rate of interest otherwise provided under this Agreement. This will not constitute a waiver of any default. This default rate will become effective upon the Borrower's receipt of written notice from the Bank.

6.10 INTEREST COMPOUNDING. At the Bank's sole option in each instance, any interest, fees or costs which are not paid when due under this Agreement shall bear interest from the due date at an annual rate equal to the Bank's Reference Rate plus 1.00 percentage point. This may result in compounding of interest.

7.   CONDITIONS

The Bank must receive the following items, in form and content acceptable to the Bank, before it is required to extend any credit to the Borrower under this
Agreement:

7.1 AUTHORIZATIONS. Evidence that the execution, delivery and performance by the Borrower of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

7.2  GOVERNING DOCUMENTS. A copy of the Borrower's articles of incorporation.

7.3 SECURITY AGREEMENTS. Signed original security agreements, assignments, financing statements and fixture filings (together with collateral in which the Bank requires a possessory security interest), which the Bank requires.

7.4 EVIDENCE OF PRIORITY. Evidence that security interests and liens in favor of the Bank are valid, enforceable, and prior to all others' rights and interests, except those the Bank consents to in writing.

7.5 INSURANCE. Evidence of insurance coverage, as required in the "Covenants" section of this Agreement.

7.6  OTHER ITEMS. Any other items that the Bank reasonably requires.

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8.   REPRESENTATIONS AND WARRANTIES

When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation.

8.1 ORGANIZATION OF BORROWER. The Borrower is a corporation duly formed and existing under the laws of the state where organized.

8.2 AUTHORIZATION. This Agreement, and any instrument or agreement required hereunder, are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.

8.3 ENFORCEABLE AGREEMENT. This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

8.4 GOOD STANDING. In each state in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

8.5 NO CONFLICTS. This Agreement does not conflict with any law, agreement, or obligation by which the Borrower is bound.

8.6 FINANCIAL INFORMATION. All financial and other information that has been or will be supplied to the Bank is:

(a) sufficiently complete to give the Bank accurate knowledge of the Borrower's financial condition.

(b)  in compliance with all government regulations that apply.

8.7 LAWSUITS. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower, which, if lost, would impair the Borrower's financial condition or ability to repay the loan, except as have been disclosed in writing to the Bank.

8.8 COLLATERAL. All collateral required in this Agreement is owned by the grantor of the security interest free of any title defects or any liens or interests of others.

8.9 PERMITS, FRANCHISES. The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

8.10 OTHER OBLIGATIONS. The Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

8.11 INCOME TAX MATTERS. The Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year, except as have been disclosed in writing to the Bank.

8.12 NO EVENT OF DEFAULT. There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement.

8.13 LOCATION OF BORROWER. The Borrower's place of business (or, if the Borrower has more than one place of business, its chief executive office) is located at the address listed under the Borrower's signature on this Agreement.

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9.   COVENANTS

The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

9.1 USE OF PROCEEDS. To use the proceeds of Facility No. 1 only for financing inventory and receivables and to use the proceeds of Facility No. 2 only to repay the total amount advanced to the Borrower under the 1995 Agreement (as defined in Paragraph 12.11 below) that was used by the Borrower to purchase the Ringwood Property (as defined in Paragraph 9.8 below), which amount is outstanding under Facility No. 1.

9.2 FINANCIAL INFORMATION. To provide the following financial information and statements in form and content acceptable to the Bank, and such additional information as reasonably requested by the Bank from time to time:

(a) Within 90 days of the Borrower's fiscal year end, the Borrower's annual financial statements. These financial statements must be audited (with an opinion satisfactory to the Bank) by a Certified Public Accountant ("CPA") acceptable to the Bank.

(b) Within 30 days of the period's end, the Borrower's monthly financial statements. These financial statements may be Borrower prepared.

9.3 TANGIBLE NET WORTH. To maintain tangible net worth equal to at least Thirty Five Million Dollars ($35,000,000).

"Tangible net worth" means the gross book value of the Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, deferred receivables, and other like intangibles) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets.

9.4 TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. To maintain a ratio of total liabilities to tangible net worth not exceeding 1.10:1.0.

"Total liabilities" means the sum of current liabilities plus long term liabilities.

9.5  CASH FLOW RATIO. To maintain a cash flow ratio of at least 1.25:1.0.

"Cash flow ratio" means the ratio of cash flow to the sum of lease payments made under capital leases plus principal payments made on long term liabilities plus interest expense. "Cash flow" is defined as net income from operations and investments, before taxes, plus interest expense, plus depreciation, depletion, amortization and other non-cash charges. This ratio will be calculated at the end of each fiscal year.

9.6 PROFITABILITY. To maintain a positive net income after taxes and extraordinary items for each quarterly accounting period.

9.7 OTHER DEBTS. Not to have outstanding or incur any direct or contingent liabilities or lease obligations (other than those to the Bank), or become liable for the liabilities of others without the Bank's written consent. This does not prohibit:

(a)  Acquiring goods, supplies, or merchandise on normal trade credit.

(b)  Endorsing negotiable instruments received in the usual course of business.

(c)  Obtaining surety bonds in the usual course of business.

(d) Liabilities and leases in existence on the date of this Agreement disclosed in writing to the Bank.

(e) Additional debts and lease obligations for the acquisition of fixed or capital assets permitted under Paragraph 9.9 of this Agreement.

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(f)  Additional debts and lease obligations for ordinary business purposes.

9.8 OTHER LIENS. Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns including, without limitation, the Borrower's real property located at Ringwood Court, San Jose, CA (APN 244-19-029) (the "Ringwood Property"), except:

(a)  Deeds of trust and security agreements in favor of the Bank.

(b)  Liens for taxes not yet due.

(c) Liens outstanding on the date of this Agreement disclosed in writing to the Bank.

Neither the Bank nor the Borrower intend that an equitable mortgage or similar lien be created on the Ringwood Property or that the obligations of the Borrower to the Bank under this Agreement be secured by the Ringwood Property.

9.9 CAPITAL EXPENDITURES. Not to spend or incur obligations (including the total amount of any capital leases) for more than Ten Million Dollars ($10,000,000) in any single fiscal year to acquire fixed or capital assets.

9.10 DIVIDENDS AND DISTRIBUTIONS. Not to make any distributions or pay any dividends on any of its shares except dividends payable in capital stock of the Borrower, and not to purchase, redeem or otherwise acquire for value any of its shares, or create any sinking fund in relation thereto.

9.11 LOANS TO OFFICERS. Not to make any loans, advances or other extensions of credit to any of the Borrower's executives, officers, directors or shareholders (or any relatives of any of the foregoing).

9.12 CHANGE OF OWNERSHIP. Not to cause, permit, or suffer any change, direct or indirect, in the Borrower's capital ownership.

9.13 OUT OF DEBT PERIOD (FACILITY NO. 1). To repay any advances in full, and not to draw any additional advances on its revolving line of credit, for a period of at least 30 consecutive days in each line-year. "Line-year" means the period between the date of this Agreement and September 30, 1998, and each subsequent one-year period (if any). For the purposes of this paragraph, "advances" does not include undrawn amounts of outstanding letters of credit.

9.14 NOTICES TO BANK. To promptly notify the Bank in writing of:

(a) any lawsuit over Three Hundred Thousand Dollars ($300,000) against the Borrower.

(b)  any substantial dispute between the Borrower and any government authority.

(c)  any failure to comply with this Agreement.

(d) any material adverse change in the Borrower's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

(e) any change in the Borrower's name, legal structure, place of business, or chief executive office if the Borrower has more than one place of business.

9.15 BOOKS AND RECORDS. To maintain adequate books and records.

9.16 AUDITS. To allow the Bank and its agents to inspect the Borrower's properties (including taking and removing samples for environmental testing) and examine, audit and make copies of books and records at any reasonable time and upon reasonable advance notice; provided, however, that such notice is not required during any period when a default has occurred under this Agreement and has not been cured by the last day of the cure period, if any, applicable to such default. If any of the Borrower's properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have

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

access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records. The Bank has no duty to inspect the Borrower's properties or to examine, audit or copy books and records and the Bank shall not incur any obligation or liability by reason of not making any such inspection or inquiry. In the event that the Bank inspects the Borrower's properties or examines, audits or copies books and records, the Bank will be acting solely for the purposes of protecting the Bank's security and preserving the Bank's rights under this Agreement. Neither the Borrower nor any other party is entitled to rely on any inspection or other inquiry by the Bank. The Bank owes no duty of care to protect the Borrower or any other party against, or to inform the Borrower or any other party of, any adverse condition that may be observed as affecting the Borrower's properties or premises, or the Borrower's business. In the event that the Bank has a duty or obligation under applicable laws, regulations or legal requirements to disclose any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Bank, the Bank may make such a disclosure to the Borrower or any other party.

9.17 COMPLIANCE WITH LAWS. To comply with the laws (including any fictitious name statute), regulations, and orders of any government body with authority over the Borrower's business.

9.18 PRESERVATION OF RIGHTS. To maintain and preserve all rights, privileges, and franchises the Borrower now has.

9.19 MAINTENANCE OF PROPERTIES. To make any repairs, renewals, or replacements to keep the Borrower's properties in good working condition.

9.20 PERFECTION OF LIENS. To help the Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

9.21 COOPERATION. To take any action reasonably requested by the Bank to carry out the intent of this Agreement.

9.22 INSURANCE.

(a) INSURANCE COVERING COLLATERAL. To maintain all risk property damage insurance policies covering the tangible property comprising the collateral. Each insurance policy must be in an amount acceptable to the Bank. The insurance must be issued by an insurance company acceptable to the Bank and must include a lender's loss payable endorsement in favor of the Bank in a form acceptable to the Bank.

(b) GENERAL BUSINESS INSURANCE. To maintain insurance satisfactory to the Bank as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of the Borrower's properties, public liability insurance including coverage for contractual liability, product liability and workers' compensation, and any other insurance which is usual for the Borrower's business.

(c) EVIDENCE OF INSURANCE. Upon the request of the Bank, to deliver to the Bank a copy of each insurance policy, or, if permitted by the Bank, a certificate of insurance listing all insurance in force.

9.23 ADDITIONAL NEGATIVE COVENANTS. Not to, without the Bank's written consent:

(a) engage in any business activities substantially different from the Borrower's present business.

(b)  liquidate or dissolve the Borrower's business.

(c) enter into any consolidation, merger, or other combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company.

(d) sell, assign, lease, transfer or otherwise dispose of any assets for less than fair market value, or enter into any agreement to do so.

(e) sell, assign, lease, transfer or otherwise dispose of all or a substantial part of the Borrower's business or the Borrower's assets except in the ordinary course of the Borrower's business.

--------------------------------------------------------------------------------

(f) enter into any sale and leaseback agreement covering any of its fixed or capital assets.

(g)  acquire or purchase a business or its assets.

10.  HAZARDOUS WASTE INDEMNIFICATION

The Borrower will indemnify and hold harmless the Bank from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrower. The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas. This indemnity will survive repayment of the Borrower's obligations to the Bank.

11.  DEFAULT

If any of the following events occurs, the Bank may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. If an event of default occurs under the paragraph entitled "Bankruptcy," below, with respect to the Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.

11.1 FAILURE TO PAY. The Borrower fails to make a payment under this Agreement within 5 days after the date when due.

11.2 LIEN PRIORITY. The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in any property given as security for this Agreement. If, in the Bank's opinion, the failure is capable of being remedied, it will not be considered an event of default under this Agreement for a period of 10 days after the earlier of (a) the date the Borrower knew or should have known of such failure or (b) the date on which the Bank gives written notice of such failure to the Borrower; provided however, that the Bank will not be obligated to extend any additional credit to the Borrower during that period.

11.3 FALSE INFORMATION. The Borrower has given the Bank materially false or misleading information or representations.

11.4 BANKRUPTCY. The Borrower files a bankruptcy petition, a bankruptcy petition is filed against the Borrower or the Borrower makes a general assignment for the benefit of creditors.

11.5 RECEIVERS. A receiver or similar official is appointed for the Borrower's business, or the business is terminated.

11.6 LAWSUITS. Any lawsuit or lawsuits are filed on behalf of one or more trade creditors against the Borrower in an aggregate amount of Five Hundred Thousand Dollars ($500,000) or more in excess of any insurance coverage.

11.7 JUDGMENTS. Any judgments or arbitration awards are entered against the Borrower, or the Borrower enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of Five Hundred Thousand Dollars ($500,000) or more in excess of any insurance coverage.

11.8 GOVERNMENT ACTION. Any government authority takes action that the Bank reasonably believes materially adversely affects the Borrower's financial condition or ability to repay.

11.9 MATERIAL ADVERSE CHANGE. A material adverse change occurs in the Borrower's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

--------------------------------------------------------------------------------

11.10 CROSS-DEFAULT. Any default occurs under any agreement in connection with any credit the Borrower has obtained from anyone else or which the Borrower has guaranteed in the amount of Five Hundred Thousand Dollars ($500,000) or more in the aggregate if the default consists of failing to make a payment when due or gives the other lender the right to accelerate the obligation.

11.11 DEFAULT UNDER RELATED DOCUMENTS. Any guaranty, subordination agreement, security agreement, deed of trust, or other document required by this Agreement is violated or no longer in effect unless such document is no longer in effect because it has been renewed on substantially the same terms and conditions.

11.12 OTHER BANK AGREEMENTS. The Borrower fails to meet the conditions of, or fails to perform any obligation under any material term of any other agreement the Borrower has with the Bank or any affiliate of the Bank.

11.13 OTHER BREACH UNDER AGREEMENT. The Borrower fails to meet the conditions of, or fails to perform any obligation under, any material term of this Agreement not specifically referred to in this Article. This includes any failure or anticipated failure by the Borrower to comply with any financial covenants set forth in this Agreement, whether such failure is evidenced by financial statements delivered to the Bank or is otherwise known to the Borrower or the Bank.

12.    ENFORCING THIS AGREEMENT; MISCELLANEOUS

12.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

12.2   CALIFORNIA LAW. This Agreement is governed by California law.

12.3 SUCCESSORS AND ASSIGNS. This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not voluntarily assigns this Agreement without the Bank's prior consent. The Bank may sell participations in or assign this loan, and may, upon prior written notice to the Borrower, exchange financial information about the Borrower with actual or potential participants or assignees. If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against the Borrower.

12.4   ARBITRATION.

(a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, including but not limited to those that arise from:

       (i) This Agreement (including any renewals, extensions or modifications of this Agreement);

       (ii) Any document, agreement or procedure related to or delivered in connection with this Agreement;

       (iii)  Any violation of this Agreement; or

       (iv) Any claims for damages resulting from any business conducted between the Borrower and the Bank, including claims for injury to persons, property or business interests (torts).

(b) At the request of the Borrower or the Bank, any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. The United States Arbitration Act will apply even though this Agreement provides that it is governed by California law.

(c) Arbitration proceedings will be administered by the American Arbitration Association and will be subject to its commercial rules of arbitration.

(d) For purposes of the application of the statute of limitations, the filing of an arbitration petition or the initiation of an arbitration by any other means pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any

--------------------------------------------------------------------------------
     applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

(e) If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

(f) The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

(g) The procedure described above will not apply if the controversy or claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to the Bank secured by real property located in California. In this case, both the Borrower and the Bank must consent to submission of the claim or controversy to arbitration. If both parties do not consent to arbitration, the controversy or claim will be settled as follows:

     (i) The Borrower and the Bank will designate a referee (or a panel of referees) selected under the auspices of the American Arbitration Association in the same manner as arbitrators are selected in Association-sponsored proceedings;

     (ii) The designated referee (or the panel of referees) will be appointed by a court as provided in California Code of Civil Procedure Section 638 and the following related sections;

     (iii) The referee (or the presiding referee of the panel) will be an active attorney or a retired judge; and

     (iv) The award that results from the decision of the referee (or the panel) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.

(h) This provision does not limit or expand the right of the Borrower or the Bank to:

      (i)   exercise self-help remedies such as setoff;

      (ii)  foreclose against or sell any real or personal property collateral;
            or

      (iii) act in a court of law, before, during or after the arbitration proceeding to obtain:

            (A)  an interim remedy; and/or

            (B)  additional or supplementary remedies.

(i) The pursuit of or a successful action for interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of the Borrower or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit. However, if the controversy or claim arises from or relates to an obligation to the Bank which is secured by real property located in California at the time of the proposed submission to arbitration, this right is limited according to the provision above requiring the consent of both the Borrower and the Bank to seek resolution through arbitration.

(j) If the Bank forecloses against any real property securing this Agreement, the Bank has the option to exercise the power of sale under the deed of trust or mortgage, or to proceed by judicial foreclosure.

12.5 SEVERABILITY; WAIVERS. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

12.6 ATTORNEYS' FEES. The Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and including any

--------------------------------------------------------------------------------
amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys' fees incurred by the Bank related to the preservation, protection, or enforcement of any rights of the Bank in such a case. As used in this paragraph, "attorneys' fees" includes the allocated costs of in-house counsel.

12.7 ONE AGREEMENT. This Agreement and any related security or other agreements required by this Agreement, collectively:

(a) represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit; and

(b) replace any prior oral or written agreements between the Bank and the Borrower concerning this credit; and

(c) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them.

In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

12.8 NOTICES. All notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, to the addresses on the signature page of this Agreement, or to such other addresses as the Bank and the Borrower may specify from time to time in writing.

12.9 HEADINGS. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

12.10 COUNTERPARTS. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

12.11 PRIOR AGREEMENT SUPERSEDED. This Agreement supersedes the Business Loan Agreement entered into as of September 29, 1995, between the Bank and the Borrower, as amended (the "1995 Agreement"), and any credit outstanding thereunder shall be deemed to be outstanding under this Agreement.

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                                      -14-

This Agreement is executed as of the date stated at the top of the first page.

[LOGO]

BANK OF AMERICA
NATIONAL TRUST AND SAVINGS ASSOCIATION     E-TEK DYNAMICS, INC.


X /s/  MAHESH KHARKAR                      X   /s/ THERESA STONE PAN
  ----------------------------                ------------------------------
BY:    MAHESH KHARKAR                      BY:     THERESA STONE PAN
TITLE: VICE PRESIDENT                      TITLE:  PRESIDENT


ADDRESS WHERE NOTICES TO THE BANK          ADDRESS WHERE NOTICES TO THE BORROWER
ARE TO BE SENT:                            ARE TO BE SENT:

International Trade Banking Office #1768
P.O. Box 37000                             1885 Lundy Avenue
San Francisco, CA 94137                    San Jose, CA 95131

--------------------------------------------------------------------------------

[LOGO] BANK OF AMERICA                              AMENDMENT TO DOCUMENTS
--------------------------------------------------------------------------------

                  AMENDMENT NO. 1 TO BUSINESS LOAN AGREEMENT

     This Amendment No. 1 (the "Amendment") dated as of 10/3 1997, is between Bank of America National Trust and Savings Association (the "Bank") and E-Tek Dynamics, Inc. (the "Borrower").

                                   RECITALS
                                   --------

     A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of September 30, 1997 (the "Agreement").

     B.   The Bank and the Borrower desire to amend the Agreement.

                                   AGREEMENT
                                   ---------

     1.   DEFINITIONS. Capitalized terms used but not defined in this Amendment
          ------------
shall have the meaning given to them in the Agreement.

     2.   AMENDMENTS. The Agreement is hereby amended as follows:
          ----------

          2.1 Paragraph 2.2 is amended by substituting "October 30, 1997" for "September 30, 1997".

     3.   EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the
          -------------------
terms and conditions of the Agreement shall remain in full force and effect.

          This Amendment is executed as of the date stated at the beginning of this Amendment.


BANK OF AMERICA
NATIONAL TRUST AND SAVINGS ASSOCIATION        E-Tek Dynamics, Inc.

X /s/ MAHESH KHARKAR                          X /s/ THERESA STONE PAN
 -----------------------------------            --------------------------------
BY:   MAHESH KHARKAR, VICE PRESIDENT          BY:   THERESA STONE PAN, PRESIDENT

--------------------------------------------------------------------------------

[LOGO] BANK OF AMERICA                                    AMENDMENT TO DOCUMENTS
--------------------------------------------------------------------------------
                  AMENDMENT NO. 2 TO BUSINESS LOAN AGREEMENT

     This Amendment No. 2 (the "Amendment") dated as of MARCH 12, 1998, is between Bank of America National Trust and Savings Association (the "Bank") and E-Tek Dynamics, Inc. (the "Borrower").

                                   RECITALS
                                   --------

     A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of September 30, 1997, as previously amended (the "Agreement").

     B.   The Bank and the Borrower desire to further amend the Agreement.

                                   AGREEMENT
                                   ---------

     1.   DEFINITIONS. Capitalized terms used but not defined in this Amendment
          -----------
shall have the meaning given to them in the Agreement.

     2.   AMENDMENTS. The Agreement is hereby amended as follows:
          ----------

          2.1 In Paragraph 1.1(a), the amount "Fifteen Million Dollars ($15,000,000)" is substituted for the amount "Ten Million Dollars ($10,000,000)".

          2.2 A new Paragraph 9.24 is added to the Agreement which reads in its entirety as follows:

               9.24 QUICK RATIO. To maintain as of the end of each fiscal quarter a ratio of quick assets to current liabilities of at least 1.25:1.0.

               "Quick assets" means cash, short-term cash investments, net trade receivables and marketable securities not classified as long-term investments.

     3.   EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the
          -------------------
terms and conditions of the Agreement shall remain in full force and effect.

          This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK OF AMERICA
NATIONAL TRUST AND SAVINGS ASSOCIATION           E-TEK DYNAMICS, INC.

X   /s/ FLORENCE GONG                            X /s/ [SIGNATURE]
----------------------------------                -----------------------------
BY: FLORENCE GONG, VICE PRESIDENT                BY: C.F.O

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                                      -1-

[LOGO] BANK OF AMERICA                               AMENDMENT TO DOCUMENTS
--------------------------------------------------------------------------------
                              AMENDMENT NO. 3 TO
                            BUSINESS LOAN AGREEMENT

     This Amendment No. 3 (the "Amendment") dated as of _______________, 1998, is between Bank of America National Trust and Savings Association (the "Bank") and E-Tek Dynamics, Inc. (the "Borrower").

                                   RECITALS
                                   --------

     A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of September 30, 1997, as previously amended (the "Agreement").

     B.   The Bank and the Borrower desire to further amend the Agreement.

                                   AGREEMENT
                                   ---------

     1.   DEFINITIONS. Capitalized terms used but not defined in this Amendment
          -----------
shall have the meaning given to them in the Agreement.

     2.   AMENDMENTS. The Agreement is hereby amended as follows:
          ----------

          2.1  Paragraph 9.2(b) is amended to read in its entirety as follows:

               (b) Within 30 days of the period's end, the Borrower's quarterly financial statements. These financial statements may be Borrower prepared.

     3.   EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the
          -------------------
terms and conditions of the Agreement shall remain in full force and effect.

          This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK OF AMERICA
NATIONAL TRUST AND SAVINGS ASSOCIATION        E-TEK DYNAMICS, INC.


X                                             X /s/ [SIGNATURE]
  ________________________________              --------------------------------
BY: FLORENCE GONG, VICE PRESIDENT             BY:

--------------------------------------------------------------------------------

                                      -1-